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                                                                   EXHIBIT 10.28

                              NON-COMPETE AGREEMENT

        This NON-COMPETE AGREEMENT made this 1st day of September, 1998 by and among H & S Management Corp., a Colorado corporation ("H&S"), J. C. Sparkman, a Colorado resident ("Sparkman"), and Steven Helbig, a Colorado resident ("Helbig") (individually, each of H&S, Sparkman and Helbig is referred to herein as a "Covenantee", and collectively, the "Covenantees"), and Universal Electronics Inc., a Delaware corporation ("UEI").

                              W I T N E S S E T H:

        WHEREAS, Covenantees and UEI have entered into a certain Asset Purchase Agreement dated September 1, 1998 ("Purchase Agreement") (unless otherwise defined herein, capitalized terms shall be used herein as defined in the Purchase Agreement) pursuant to which UEI will purchase from H&S the H&S Remote Control Business and the H&S Remote Control Assets; and

        WHEREAS, pursuant to the terms of the Purchase Agreement, UEI has agreed to pay Covenantees a total of $______________________ for this Non-Compete Agreement, with such payment allocated among the Covenantees as set forth on the allocation schedule attached to the Purchase Agreement; and

        WHEREAS, it is a condition to the Closing under the Purchase Agreement that this Non-Compete Agreement be entered into by each of the Covenantees and by UEI;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. NON-COMPETE; NON-SOLICITATION. In consideration of the consideration paid to each of the Covenantees for this Agreement as described above and in the Purchase Agreement, each Covenantee covenants and agrees that, for a period of seven (7) years from the date hereof (the "Non-Compete Period") Covenantee shall not, directly or indirectly, either alone or in partnership or jointly or in conjunction with any person or persons, firm, association, syndicate, company or corporation as principal, agent, employee, director, shareholder or in any other manner whatsoever (i) carry on or be engaged in the H&S Remote Control Business or any other business which is in competition with the H&S Remote Control Business as existing on the date hereof, (ii) solicit business from or transact business with any person, firm or corporation to whom UEI or any Covenantee has sold products where such solicitation would involve the sale of products competitive with those of the H&S Remote Control Business, or (iii) directly or indirectly solicit for employment, offer employment to, or hire any person (as an employee or consultant), or other engage in business any person or persons who is or are employed by UEI immediately after the consummation of the transactions contemplated by the Purchase Agreement or during the Non-Compete Period, except with the prior written consent of UEI.



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        1.1 EXCEPTIONS TO NON-COMPETE; NON-SOLICITATION. Nothing within Section
1, above shall prohibit any Covenantee from (i) carrying on or being engaged in any type of business, which is not competitive with the H&S Remote Control Business in any area whatsoever, or (ii) being an owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded whose principal business is competitive with the H&S Remote Control Business, so long as Covenantee has no active participation in the business of such corporation.

        2. REMEDIES. Each Covenantee acknowledges that the covenants and agreements which it has made in this Agreement are reasonable and are required for the reasonable protection of UEI's investment in the H&S Remote Control Assets and the H&S Remote Control Business. Each Covenantee agrees that the breach of any covenant or agreement contained herein will result in irreparable injury to UEI, and that in addition to all other remedies provided by law or in equity with respect to the breach by Covenantee of any provision of this Agreement, UEI and its successors and assigns will be entitled to enforce the specific performance by Covenantee of Covenantee's obligations hereunder and to enjoin Covenantee from engaging in any activity in violation hereof, all without the need of posting bond or any other security, and that no claim by Covenantee against UEI or its successors or assigns will constitute a defense or bar to the specific enforcement of such obligations. Each Covenantee agrees that UEI and any successor or assign shall be entitled to recover all costs of successfully enforcing any provision of this Agreement, including reasonable attorneys' fees and costs of litigation (including incurred in connection with any administrative, alternative dispute resolution or appellate proceeding) and any interest. In the event of a breach or a violation by any Covenantee of any of the provisions of this Agreement, the running of the Non-Compete Period, shall be tolled during the period of the continuance of any actual breach or violation.

        3. PARTIAL INVALIDITY. The various covenants and provisions of this Agreement are intended to be severable and to constitute independent and distinct binding obligations and of each of the Covenantees. Should any covenant or provision of this Agreement be determined to be void and unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision or part thereof, and such covenant or provision or part thereof shall be deemed modified to the extent required to permit enforcement. Without limiting the generality of the foregoing, if the scope of any covenant contained in this Agreement is too broad to permit enforcement to its full extent, such covenant shall be enforced to the maximum extent permitted by law, and the Covenantees hereby agree that such scope may be judicially modified accordingly.

        4. ASSIGNMENT. Each Covenantee agrees that this Agreement may be assigned by UEI to any entity controlled by, or under direct or indirect common control with, UEI and to any person to whom UEI sells its business or assets, and that upon any such assignment, such assignee shall acquire all of UEI's rights under this Agreement, including without limitation the right of assignment set out in this Section 4.

        5. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict



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construction will be applied against any party hereto.

        6. NOTICE. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given to any party (i) upon delivery to the address of such party specified below if delivered in person or by courier, or if sent by certified or registered mail (return receipt requested), postage prepaid, (ii) upon dispatch if transmitted by telecopy or other means of facsimile, in any case to the parties at the following address(es) or telecopy number(s), as the case may be:

        If to any Covenantees:

                     Mr. J. C. Sparkman
                     2530 South Dudley Street
                     Lakewood, Colorado  80227
                     Facsimile No.: (303) 984-1427
                     Telephone No.: (303) 980-5497

        If to UEI:

                     Universal Electronics Inc.
                     6101 Gateway Drive
                     Cypress, California 90630
                     Attn.:    President
                     Facsimile No.: (714) 820-1010
                     Telephone No.: (714) 820-1000

        With required copies to:

                     Universal Electronics Inc.
                     6101 Gateway Drive
                     Cypress, California 90630
                     Attn.:    General Counsel
                     Facsimile No.: (714) 820-1010
                     Telephone No.: (714) 820-1000

or to such address(es) or telecopy number(s) as any party may designate by written notice in the aforesaid manner.

        7. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach.

        8. ENTIRE UNDERSTANDING. This Agreement and the agreements referred to herein



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constitute the entire understanding and shall not be changed, altered, modified or discharged, except in writing consented to by all parties.

        9. BINDING EFFECT. This Agreement shall be binding upon the administrators, legal representatives, heirs and legatees and the successors and assigns of each Covenantee and UEI.

        10. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without regard to its conflicts of laws provisions.

        11. COUNTERPARTS. This Agreement shall be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COVENANTEES:                           UEI:

H & S MANAGEMENT CORP.                 UNIVERSAL ELECTRONICS INC.


By:                                    By:
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Its:                                      Camille Jayne, President & CEO
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J. C. SPARKMAN


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STEVEN HELBIG